Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to the Registration Statement No. 333-279551 on Form S-8 of our report dated March 2, 2023, with respect to the consolidated financial statements of Stevanato Group S.p.A. included in the Annual Report on Form 20-F of Stevanato Group S.p.A. for the year ended December 31, 2024.

/s/ EY S.p.A.

Treviso, Italy

June 12, 2025

EY S.p.A.

Sede Legale: Via Meravigli, 12 – 20123 Milano

Sede Secondaria: Via Lombardia, 31 – 00187 Roma

Capitale Sociale Euro 2.600.000,00 i.v.

Iscritta alla S.O. del Registro delle Imprese presso la CCIAA di Milano Monza Brianza Lodi